UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2009

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE, Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

General

Each year, the Compensation and Management Development Committee (the “C&MD Committee”) of the Board of Directors of AGL Resources Inc. (“AGL Resources” or the “Company”) sets base salary, sets target levels for annual incentive pay and makes long-term equity incentive grants for AGL Resources’ executive officers.  For benchmarking executive compensation practices and levels, the C&MD Committee reviews data provided by the C&MD Committee’s independent consultant for companies in the following two groups: AGL Resources’ proxy peer group of natural gas service providers (“Proxy Peers”); and a larger group of energy service industry companies (“Industry Peers”).

This report contains disclosure about the 2009 compensation for AGL Resources’ chairman, president and chief executive officer along with the executive officers named in our proxy statement for the 2008 annual meeting of shareholders, other than Kevin P. Madden, our executive vice president, external affairs, who will retire effective March 1, 2009.  Mr. Madden’s compensation will not be changed for the duration of his employment with AGL Resources.  These other four officers are hereinafter referred to as the “named executive officers.”  At its February 3, 2009 meeting the C&MD Committee reviewed and set base salaries for executive officers for 2009 and granted nonqualified stock options to the named executive officers, as well as other officers and key employees.  The C&MD Committee deferred to its next meeting the establishment of performance measures under our annual incentive plans and the grant of other long-term incentive awards.

Base Salary

In reviewing base salaries, the C&MD Committee considered pay for comparable positions reported in the Proxy Peer and Industry Peer data described above, tenure in position, scope of responsibilities, performance, retention and other considerations. The base salary for John W. Somerhalder, the Company’s chairman, president and chief executive officer was increased from $800,000 to $825,000; the base salary for Andrew W. Evans, the Company’s executive vice president and chief financial officer was increased from $445,000 to $460,000; the base salary for Douglas N. Schantz, the president of the Company’s subsidiary, Sequent Energy Management, LP, was increased from $320,000 to $335,000; and the base salary for Paul R. Shlanta, the Company’s executive vice president and general counsel, was increased from $365,000 to $380,000.  The base salaries for these four named executive officers were approved by the C&MD Committee but are not otherwise set forth in a written agreement between AGL Resources and the executives.

Stock Option Grants

AGL Resources’ current long-term equity incentive compensation program for the named executive officers as well as other officers and key employees is provided under the 2007 Omnibus Performance Incentive Plan (“OPIP”)  The terms of the OPIP are set forth in Annex A to the proxy statement for the Company’s 2007 annual meeting of shareholders that was filed with the Securities and Exchange Commission on March 19, 2007, and the description of the OPIP in the section of the proxy statement entitled “Proposal 2—Approval of the 2007 Omnibus Performance Incentive Plan.”   The following summary of the material terms of the OPIP is qualified in its entirety by the full text of the OPIP.

On February 3, 2009, the C&MD Committee approved nonqualified stock option grants under the OPIP to certain of our executive officers, other officers and key employees, including the following named executive officers:

STOCK OPTIONS
Name	Number of Nonqualified Stock Options Awarded

John W. Somerhalder	66,800

Andrew W. Evans	23,780

Douglas N. Schantz	9,160

Paul R. Shlanta	11,840

A form of nonqualified stock option agreement was previously filed as Exhibit 10.1.c to the Company’s Quarterly Report on Form 10-Q filed August 2, 2007.

The stock options are exercisable at a price of $31.09 per share and vest in accordance with the schedule set forth in the nonqualified stock option agreement.  Subject to earlier termination as described in the OPIP, the stock options expire ten years from the date of grant.  Upon a change of control of the Company, unless the options are assumed or substituted for by the surviving entity, all unvested options will become vested and exercisable.  In the event of an optionee’s death, disability or retirement, any unvested option will vest and become exercisable as to that number of shares originally scheduled to vest within 12 months of the date of termination.  In the event of the optionee’s termination of employment for any reason other than death, disability or retirement, any portion of the option that was not exercisable immediately before the termination of employment will be forfeited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: February 9, 2009	/s/ Paul R. Shlanta
Paul R. Shlanta Executive Vice President, General Counsel and Chief Ethics and Compliance Officer